UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

SCI Engineered Materials, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SCI ENGINEERED MATERIALS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

June 9, 2022

and

PROXY STATEMENT

Please submit your vote on the Internet before June 9, 2022, at
www.InvestorVote.com

SCI ENGINEERED MATERIALS, Inc.
2839 Charter Street
Columbus, Ohio 43228
(614) 486-0261

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 9, 2022

April 28, 2022

To Our Shareholders:

The Annual Meeting of Shareholders of SCI Engineered Materials, Inc. (the “Company”) will be held at our offices located at 2839 Charter Street, Columbus, Ohio 43228, on June 9, 2022, at 9:30 a.m. local time, for the following purposes:

1.	To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;
2.	To approve, by non-binding vote, executive compensation;
3.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2022; and
4.	To transact any other business which may properly come before the meeting or any adjournment thereof.

We intend to hold our Annual Meeting in person. However, we continue to monitor the public health and travel concerns of our shareholders and employees in light of COVID-19 (Coronavirus) and potential emergence of new strains, as well as the related protocols that federal, state, and local governments may impose. As part of our precautions, we are considering the possibility of holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable. Further details on such alternative arrangements and how to participate will be issued by press release, posted on our website at https://sciengineeredmaterials.com under "Investor Relations” (and also on our annual meeting website at www.sciengineeredmaterials-proxy.com) and filed with the U.S. Securities and Exchange Commission (the “SEC”) as additional proxy material. Please monitor these websites and filings with the SEC for updated information. In the event we hold a virtual meeting, in order to attend you will be required to register in advance at www.sciengineeredmaterials-proxy.com prior to the deadline of May 30, 2022 at 5:00 P.M. Eastern Daylight Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting. As always, we encourage you to vote your shares prior to the annual meeting. Please note you will only be able to participate in the meeting using remote communications if we decide to hold a virtual meeting by means of remote communication, instead of holding an in-person Annual Meeting.

We are pleased to take advantage of the rules of the SEC that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. We are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement and our Form 10-K Annual Report for the year ended December 31, 2021. The notice contains instructions on how to access the proxy materials, vote and obtain, if you so desire, a paper copy of the proxy materials.

Our Board of Directors has fixed April 19, 2022, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of ten days before the annual meeting at our executive offices.

You will be most welcome at the annual meeting, and we hope you can attend.

We urge you to access the proxy materials on the Internet at www.InvestorVote.com and execute the proxy as soon as possible so that your shares may be voted in accordance with your wishes. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If your broker does not receive any instructions from you, the broker, as the holder of record, is permitted to vote on “routine” matters. Your broker will not have discretion to vote on any of the other matters, which are “non-routine” matters, without direction from you. Election of Directors is no longer a “routine” matter, and your broker may not vote on this matter without instructions from you.

If you attend the annual meeting, you may cast your vote in person and your proxy will not be used. We will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote such shares at the Meeting, you will need to bring a legal proxy from your broker or other nominee authorizing you to vote such shares.

By Order of the Board of Directors,
s/s Jeremiah R. Young

Jeremiah R. Young
Chief Executive Officer and Director

IMPORTANT NOTICE REGARDING
THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE
HELD ON JUNE 9, 2022.

The proxy materials include our Proxy Statement for the Annual Meeting and our annual report on Form 10-K for the year ended December 31, 2021 and are available at www.sciengineeredmaterials-proxy.com.

The Annual Meeting of Shareholders will be held at our executive offices located at 2839 Charter Street, Columbus, Ohio 43228 on June 9, 2022 at 9:30 a.m. EDT for the following purposes:

1.	To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;

2.	To approve, by non-binding vote, executive compensation;

3.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2022;

4.	To transact any other business which may properly come before the meeting or any adjournment thereof.

We recommend that the shareholders vote FOR the election of the nominees for director, to APPROVE the executive compensation, and to RATIFY the independent registered public accounting firm.

If you wish to attend the shareholder meeting and vote in person you will find directions to our corporate office on our website at https://www.sciengineerdmaterials.com/directions-contact-info.

If you wish to receive a paper copy of the Proxy Statement and the Form 10-K annual report, please email gsblaskie@sciengineeredmaterials.com or call 614/486-0261 x17.

SCI ENGINEERED MATERIALS, INC.

2839 Charter Street
Columbus, Ohio 43228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 9, 2022

GENERAL INFORMATION

This proxy statement is furnished to the shareholders of SCI Engineered Materials, Inc., an Ohio corporation (the “Company” or “SCI”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at our executive offices located at 2839 Charter Street, Columbus, Ohio 43228 on June 9, 2022 at 9:30 a.m. EDT, and at any adjournment or postponement thereof (the “Annual Meeting”). The proxy is being solicited by our Board of Directors. The Notice of Annual Meeting of Shareholders will be sent or given to our shareholders on approximately April 28, 2022.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

Voting Procedures

The shares represented by the proxy will be voted as directed if the proxy is received by us prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the election of John P. Gilliam, Emily Lu, Laura F. Shunk, Edward W. Ungar, Charles Wickersham, and Jeremiah R. Young as directors of the Company, to APPROVE the executive compensation, to RATIFY the independent registered public accounting firm and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by updating the previous vote on the Internet prior to the voting deadline, or by voting in person at the annual meeting. You may vote on the Internet or in person at the meeting. The officers, directors, and nominees for directors of the Company are the beneficial owners of 19.7% of the Company’s issued and outstanding shares as of the record date. The officers, directors, and nominees for directors of the Company have indicated that they will vote in favor of each nominee for director, to approve executive compensation, and to ratify the independent registered public accounting firm.

Voting on the Internet

To vote prior to the Annual Meeting, shareholders of record as of the Record Date may vote via the Internet at www.InvestorVote.com. By submitting your vote, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Meeting in the manner you indicate. We encourage you to submit your vote on the Internet even if you plan to attend the Meeting. In this way, your shares will be voted if you are unable to attend the Meeting. If you receive more than one Notice, it is an indication that your shares are held in multiple accounts.

Voting in Person at the Meeting

If you plan to attend the Meeting and vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote such shares at the Meeting, you will need to bring a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Meeting. In order to do this, you must:

●	Enter a new vote by updating your vote on the Internet prior to the voting deadline;
●	Provide written notice of the revocation to SCI Engineered Materials, Inc. Secretary; or
●	Attend the Meeting and vote in person.

Quorum Requirements

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Broker Non-Votes

Broker non-votes occur when brokers, who hold their customers’ shares in street name, submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares only on “routine” matters. Your broker will not have discretion to vote on any of the other matters, which are “non-routine” matters, absent direction from you. Election of Directors is a “non-routine” matter, and your broker may not vote on this matter. Accordingly, shares subject to a broker “non-vote” will not be considered entitled to vote with respect to the election of directors and will not be counted toward establishing a quorum.

Votes Required

The election of the director nominees and the ratification of the independent registered public accounting firm for the year ending December 31, 2022, requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect.

Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

No Dissenters’ Rights

The proposals described in this Proxy Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ELECTION OF DIRECTORS

Only holders of record of our common stock at the close of business on April 19, 2022 will be entitled to vote at the Annual Meeting. At that time, we had 4,513,074 shares of common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

Our Restated Code of Regulations provides that the number of directors shall be fixed by the Board.

The nominees for director, if elected, will serve for one term expiring at the next Annual Meeting of Shareholders. John P. Gilliam, Emily Lu, Laura F. Shunk, Edward W. Ungar, Charles Wickersham, and Jeremiah R. Young currently serve as directors of the Company and are being nominated by the Board of Directors for reelection as directors.

It is intended that, unless otherwise directed, the shares represented by the proxy will be voted FOR the election of Messrs. Gilliam, Ungar, Wickersham and Young, and Mss. Lu and Shunk as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Restated Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxy will be voted for such substitute nominee.

The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director.

The following table sets forth each nominee’s name, age, and position with the Company:

Name	Age	Position
Laura F. Shunk	65	Chairperson of the Board of Directors
John P. Gilliam	67	Director
Emily Lu	72	Director
Edward W. Ungar	86	Director
Charles Wickersham	70	Director
Jeremiah R. Young	43	President, Chief Executive Officer and Director

Laura F. Shunk joined our Company as Director in 2014 and was elected Chairperson of the Board of Directors on April 26, 2019. Ms. Shunk graduated from Mount Holyoke College in 1980 with an A.B. degree in Chemistry and German, and from Case Western Reserve University in 1983 with a J.D. She began the practice of law at the Cleveland firm of Pearne, Gordon, Sessions, and Granger, where she worked on the prosecution of US patent applications originating in foreign jurisdictions and in the United States. As the daughter of entrepreneur Dr. Ed Funk, she began to develop an interest in the interaction between entrepreneurial ventures and intellectual property. She wrote several key patents for a young Cross Medical Company. These patents later became the subject of extensive litigation, and resulted in millions of dollars in settlements with Johnson & Johnson, and later with AlphaTech Spine, and which were a key asset in the purchase of Interpore/Cross for $280 million by Biomet. Presently, Ms. Shunk is a shareholder of Hudak, Shunk & Farine, Co. L.P.A. where she is employed. At this firm, she has expanded her areas of representation to include sophisticated material science research, and was awarded appointments to represent the University of Akron, Kent State University, Case Western Reserve University, and NASA, as well as Akron and Northeast Ohio polymer manufacturers and molders. She has continued with her interest in guiding start-up ventures with respect to the development of intellectual property portfolios. Ms. Shunk acted as counsel to an Akron area orthopedic implant company that was able to complete its acquisition in its seventh year at a 5.5x sales multiplier in part as a result of its extensive multi-national patent and trademark portfolio which Laura helped create. Ms. Shunk’s experience in intellectual property and the development and commercialization of new technologies is experience that the Board considers valuable.

John P. Gilliam joined our Company as Director in 2017. Mr. Gilliam is currently the CFO and Managing Director of Bluff Point Associates, a private equity firm based in Westport, Connecticut that invests in growth companies in the financial services and healthcare industries. Mr. Gilliam received a B.B.A. degree in accounting from Ohio University and obtained his CPA license in 1978. He joined the national accounting firm of Coopers and Lybrand L.L.P. and became a business assurance partner with the firm in 1988 serving clients primarily in the banking, insurance, and investment sectors. Prior to joining Bluff Point in 2009, he served as Senior Vice President of Finance at The BISYS Group, Inc., a diversified publicly traded financial services company. His responsibilities included controllership, mergers and acquisitions, SEC and management reporting, tax, treasury, and financial systems. Mr. Gilliam’s experience as a senior financial executive has provided him with a substantial background in strategic business planning, organizational restructurings, and financial statement analysis. The various financial experience of Mr. Gilliam is experience that the Board considers valuable.

Emily Lu joined our Company as Director in 2014. Ms. Lu is currently the Managing Partner of Gateway Resources Partners, Florida, an entity founded in 2013 to explore business opportunities in oil & gas field service. Ms. Lu has considerable senior management experience, including serving from 2007 through 2012 as Chief Strategy Officer for Solar Power Industries, a vertically integrated manufacturer for photovoltaic solar components with experience in domestic and international markets. Ms. Lu received a B.A. from the School of Law at National Taiwan University with Honors. After high level executive experience at Diamond Shamrock, Taiwan (a wholly owned subsidiary of Diamond Shamrock, USA, and the precedent of Occidental) and Swire & MaClaine, Taiwan (an Asian Pacific business unit of Swire Group, UK, and a 300-year-old British Trading house), Ms. Lu earned an MBA majoring in finance from Florida Atlantic University. Ms. Lu speaks English and Mandarin. The experience of Ms. Lu in international markets and development of new products and business opportunities is experience that the Board considers valuable.

Edward W. Ungar has been a Director of our Company since 1990. Dr. Ungar founded and led Taratec Corporation, a technology business-consulting firm that also owned commercial real estate, for close to 30-years. He is currently performing private consulting on transportation and energy as a Sr. Technical Advisor for HNTB, Inc. Prior to founding Taratec Corporation in 1986, Dr. Ungar was an executive with Battelle Memorial Institute. Dr. Ungar earned Ph.D. and M.S. degrees in Mechanical Engineering from The Ohio State University and a B.M.E. in Mechanical Engineering from The City College of New York, and he completed the Executive Development Program at the Kellogg School, Northwestern University. In his position at Battelle, Dr. Ungar had profit and loss (P+L) responsibility for a major operating division that employed several thousand people. At Taratec, Dr. Ungar had extensive experience in treasury and P+L functions as well as general management. Throughout his career, Dr. Ungar has been involved in technology commercialization related to the principal business areas of our Company. He invested personal funds to support Taratec’s real estate holdings and subsequently filed Chapter 7 personal bankruptcy in June 2016 (discharged in October 2016) in the aftermath of the real estate crash. Dr. Ungar’s experience in the commercialization and finance of new technologies provides experience that the Board considers valuable.

Charles Wickersham joined our Company as Director in 2017. During most of Dr. Wickersham’s professional career he managed and directed Research and Development of sputtering targets and thin films for integrated circuits and solar photovoltaic products. Dr. Wickersham retired from First Solar, Inc. (NASDAQ Global: FSLR), a leading global provider of comprehensive photovoltaic (PV) solar systems using advanced module and system technology where he served as Materials Analysis and Development Manager from July 2006 to March 2017. Prior to First Solar, he was Manager of Research & Development for the Cabot Corporation (NYSE: CBT), a leading global specialty chemicals and performance materials company, from 2002 to 2006. From 1988 to 2002, Dr. Wickersham served as Vice President Engineering for Tosoh SMD (Special Metals Division), a wholly owned subsidiary of Tosoh Corporation which is publicly traded in Japan. Additionally, Dr. Wickersham’s work in these fields has contributed to twenty-two patents and more than forty-five articles in scientific journals. Dr. Wickersham earned a PhD degree in Metallurgical Engineering from the University of Illinois at Urbana-Champaign and a B.S. in Physics from the Rose-Hulman Institute of Technology. Dr. Wickersham’s extensive thin film solar experience and established expertise regarding sputtering processes is experience the Board considers valuable.

Jeremiah R. Young was elected Director and Chief Executive Officer of our Company on June 5, 2019. Mr. Young was elected President of SCI effective January 2, 2019. Prior to becoming President, Mr. Young served as Vice President of Operations from June 2016 through December 2018 and also took on the responsibility for the Company’s sales beginning in January 2017. Mr. Young joined the Company as Production Manager in March 2006 and also served as Operations Manager from December 2013 through June 2016. Mr. Young held Quality and Production management positions with Accel, Inc. from 2004 to 2005. He held process chemist and technician positions at SCI Engineered Materials and Worthington Industries from 1998 to 2004. Mr. Young earned a Bachelor of Science in Chemistry from Otterbein University and an MBA from Ohio University. The varied operations and quality experience of Mr. Young is experience that the Board considers valuable.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS, AND HUMAN CAPITAL MANAGEMENT

Board Leadership and Structure

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with the highest standards of integrity and legal requirements. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote our corporate purposes, are sound, and represent best practices. We continually review these governance practices to make sure we comply with state and federal laws.

Our Board of Directors oversees all business, property, and affairs of the Company. Our officers keep the members of the Board informed of our business through discussions at Board meetings and by providing them with reports and other materials throughout the year.

Meetings and Compensation of the Board of Directors

Our Board of Directors had a total of six meetings during the year ended December 31, 2021. Two meetings were held via video conference. All directors attended all meetings. Directors who are employed by the Company receive no compensation for serving as directors.

It is our policy that directors will attend all board meetings in addition to the meetings of the committees on which they serve. If a director cannot attend in person, it is expected that the director attend by videoconference or teleconference when possible. If a director is unable to attend a meeting, prior notice is expected to be provided.

As compensation for their service, non-employee directors may periodically receive cash, grants of stock or grants of stock options, with an exercise price equal to the fair market value of our common stock on the date of grant for up to a ten-year term. Directors are also reimbursed for all reasonable out-of-pocket expenses. In the year ended December 31, 2021, Ms. Shunk earned $7,500 as chairperson of the Board of Directors. Mr. Gilliam earned $5,000 as chairperson of the Audit Committee. Dr. Wickersham received $3,500 as Chairperson of the Technical Committee and Dr. Ungar received $2,500 as Chairperson of the Stock Option and Compensation Committee (the “Compensation Committee”). In addition, for their service on the board, each non-employee director received $20,000 and 1,833 shares of our common stock.

It is our expectation that all nominees of the Board of Directors will attend the 2022 Annual Meeting of Shareholders. Four members of our Board of Directors were present at our 2021 Annual Meeting of Shareholders.

Shareholder Communication

Our Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors or to any director in particular, c/o Gerald S. Blaskie, SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

We make our proxy solicitation materials on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, available free of charge on our website at www.sciengineeredmaterials.com as soon as reasonably practicable after we electronically file such material with the SEC.

Board Leadership Structure

On April 26, 2019, the Board appointed Ms. Shunk as the Chairperson of the Board. We have no Lead Independent Director.

The Chairperson of the Board provides leadership to the Board and works with the Board to define its structure and activities in fulfillment of its responsibilities. The Chairperson of the Board sets the Board agendas with Board and management input, facilitates communication among directors, and presides at meetings of the Board of Directors and shareholders.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk, and operational/strategic risk.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual management letter from the Company’s external auditors. The Audit Committee typically meets with the external auditors four times per year. In addition, in setting compensation, the Compensation Committee strives to create a combination of near term and longer incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Committees of the Board of Directors

We have an Audit Committee, a Stock Option and Compensation Committee, and a Technical Committee.

The Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the plan of the annual audit. The Audit Committee reviews, in consultation with the independent auditors, the report of audit, or proposed report of audit and the accompanying management letter, if any. In addition, the Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls. The Chairperson of the Audit Committee is Mr. Gilliam, and the current members are Dr. Ungar and Dr. Wickersham. The Audit Committee met four times during 2021. The Board of Directors has determined that Mr. Gilliam and Dr. Ungar qualify as “audit committee financial experts” as that term is defined in Item 407 of Regulation S-K. Members meet the criteria for audit committee independence as defined in NASDAQ Rule 4350, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

The Stock Option and Compensation Committee (“Compensation Committee”) reviews executive compensation and administers our stock incentive and incentive compensation performance plans. The Chairperson of the Compensation Committee is Dr. Ungar, and the current member is Ms. Lu. The Compensation Committee met twice during 2021.

The Technical Committee was formed to identify new markets and products. The chairperson of this Committee is Dr. Wickersham, and the current member is Mr. Young. The Technical Committee met nine times during 2021.

The Board of Directors has determined that it is not necessary to establish a nominating committee due to its limited size. Nominations for directors are considered by the entire Board of Directors. The directors take a critical role in guiding the strategic direction and oversee the management of the Company. Director candidates are considered based on various criteria, such as diversity in broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. The Board seeks nominees with a broad diversity of experiences, professions, skills, and backgrounds. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Recent developments in corporate governance and financial reporting have resulted in increased demand for such highly qualified and productive public company directors.

The Board of Directors will consider the recommendations of eligible shareholders regarding potential director candidates. In order for shareholder recommendations regarding director candidates to be considered by the Board of Directors:

●

such recommendations must be provided to the Board of Directors, c/o Gerald S. Blaskie, SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228, in writing no later than December 30, 2022;

●	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and
●	the shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers have served:

●	as a member of the Compensation Committee of another entity which has had an executive officer who has served on our Compensation Committee;
●	as a director of another entity which has had an executive officer who has served on our Compensation Committee; or
●	as a member of the Compensation Committee of another entity which has had an executive officer who has served as one of our directors.

Human Capital Management

We are committed to providing our customers with quality products and/or services in a timely manner while maintaining a safe work environment for all employees and extending opportunities to enhance their careers.

The people of SCI are aligned around core values that inspire our behavior as individuals and as an organization. These include, but are not limited to integrity, honoring our commitments, never compromising our ethics, building trust through collaboration, compassion, and innovation.

Our strong tone at the top begins with our Board of Directors, chaired by Ms. Laura Shunk, and Mr. Jeremiah Young, President and Chief Executive Officer. The Board of Directors and executive management are focused on advancing openness, honesty, fairness, and integrity. We provide all employees competitive compensation and flexible work schedules to allow for a healthy work-life balance. We provide training in job related education including IT security measures, and also personal finance management from outside sources. We provide tools and support to do their job such as coaching and guidance. We believe communication is extremely important, especially listening to each other. In addition to daily contact, we hold monthly safety meetings. We also have quarterly lunch meetings where current company events are shared, and we identify opportunities for future development and align employee desires with company needs. We attempt to synchronize work, workforce, and workplace. We provide employees with paid time off to volunteer in local communities. We have never experienced a work stoppage and consider our relations with all employees to be good. We are committed to continue providing an open and accountable workplace where employees feel empowered to speak up and raise issues. With this in mind, we provide multiple channels to speak up, ask for guidance, and report concerns.

In March 2020, the World Health Organization declared the coronavirus disease (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. This included limiting hours in our facility and working from home when possible. We have been able to retain all employees and provide all employees with full pay (including bonus) throughout this pandemic. Most federal, state, and local executive orders have been lifted and we continue to follow practical safety procedures as needed. These procedures have included, but are not limited to wearing masks, social distancing, staggering start times, and teleconferencing versus in person meetings. We provide paid time off for all employees to obtain the COVID-19 vaccination and almost all of our employees have been vaccinated.

We continue to monitor the evolving situation related to COVID-19 including guidance from federal, state, and local public health authorities and may take additional actions based on these recommendations.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he/she is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he/she reasonably believed to be in or not opposed to the best interest of the corporation of which he/she is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his/her conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote for the corporation’s voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

Section 1701.13(E) of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees, or agents have, including rights under insurance purchased by the corporation.

Article 5 of the Company’s Restated Code of Regulations contains extensive provisions related to indemnification of officers, directors, employees, and agents. The Company is required to indemnify its directors against expenses, including attorney fees, judgments, fines, and amounts paid in settlement of civil, criminal, administrative, and investigative proceedings, if the director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. When criminal proceedings are involved, indemnification is further conditioned upon the director having no reasonable cause to believe that the conduct was unlawful.

Entitlement of a director to indemnification shall be made by vote of the disinterested directors of the Company. If there are an insufficient number of such directors to constitute a quorum, the determination to indemnify directors shall be made by one of the following methods: (1) a written opinion of independent legal counsel, (2) vote by the shareholders, or (3) by the court in which the action, suit or proceeding was brought.

The Company may pay the expenses, including attorney fees of any director, as incurred, in advance of a final disposition of such action, suit or proceeding, upon receipt by the Company of an undertaking by the affected director(s) in which he/she/they agree(s) to cooperate with the Company concerning the action, suit or proceeding, and agree(s) to repay the Company in the event that a court determines that the director’s action, or failure to act, involved an act, or omission, undertaken with reckless disregard for the best interests of the Company.

The indemnification provisions of the Articles of Incorporation relating to officers, employees and agents of the Company are similar to those relating to directors, but are not mandatory in nature. On a case-by-case basis, the Company may elect to indemnify them, and may elect to pay their expenses, including attorney fees, in advance of a final disposition of the action, suit or proceeding, upon the same conditions and subject to legal standards as relate to directors. These indemnification provisions are also applicable to actions brought against directors, officers, employees, and agents in the right of the Company. However, no indemnification shall be made to any person adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Company unless, and only to the extent that a court determines, that despite the adjudication of liability, but in view of all of the circumstances of the case, shall deem proper. The Company currently carries directors and officer’s insurance in the amount of three million dollars.

The above discussion of the Company’s Restated Code of Regulations and of Section 1701.13(E) of the Ohio Revised Code is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company issued pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the plan of the annual audit. The Audit Committee reviews, in consultation with the independent auditors, the report of audit, or proposed report of audit and the accompanying management letter, if any. In addition, the Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected GBQ Partners, LLC (“GBQ”) as our independent accountants for purposes of auditing our financial statements for 2021. The Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

Based on the reviews and discussions with management and GBQ, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Mr. Gilliam, Dr. Ungar and Dr. Wickersham are independent under Rule 4350(d) of the Nasdaq Stock Market, and each is financially literate in his own capacity. Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2021, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:
John P. Gilliam (Chairperson)
Edward W. Ungar
Charles Wickersham

Executive Officers

In addition to Mr. Young, the following served as an executive officer of the Company during 2021:

Gerald S. Blaskie, age 64, has served as Vice President, Treasurer and Chief Financial Officer since March 2006. Mr. Blaskie joined us as Chief Financial Officer in April 2001. Prior to joining us, Mr. Blaskie was the Controller at Cable Link, Inc. from February 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997. Mr. Blaskie earned a B.S. degree in Accounting from Central Michigan University and passed the CPA exam in the State of Ohio.

Officers are elected annually by our Board of Directors and serve at its discretion.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of April 19, 2022, the beneficial ownership of the Company’s common stock by each of the Company’s directors and nominees for director, each executive officer named in the Summary Compensation Table, and by all directors and nominees for director, and executive officers as a group.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Laura F. Shunk	531,383	11.8%
Emily Lu	142,229	3.2%
John P. Gilliam	55,284	1.2%
Edward W. Ungar	49,284	1.1%
Jeremiah Young (4)	38,618	0.9%
Gerald S. Blaskie (5)	37,411	0.8%
Charles Wickersham	37,284	0.8%

All directors and executive officers as	891,493	19.7%
a group (7 persons)(6)

(1) The address for all is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228.

(2) For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of April 19, 2022. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3) “Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on April 19, 2022, plus the number of shares such person has the right to acquire within 60 days of April 19, 2022.

(4) Includes 2,060 common shares which may be acquired by Mr. Young under stock options exercisable within 60 days of April 19, 2022.

(5) Includes 2,491 common shares which may be acquired by Mr. Blaskie under stock options exercisable within 60 days of April 19, 2022.

(6) Includes 4,551 common shares which may be acquired under stock options exercisable within 60 days of April 19, 2022.

Ownership of Common Stock by Principal Shareholders

The following table sets forth information as of April 19, 2022, relating to the beneficial ownership of common stock by each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Laura F. Shunk	531,383	11.8%
Robert H. Peitz	407,528	9.0%
Daniel Funk	404,727	9.0%
Curtis A. Loveland	279,456	6.2%
Charles Kohnen	251,100	5.6%

(1) The address of Laura F. Shunk is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. The address of Robert H. Peitz is 217 Lloyd Road, Matawan, New Jersey 07747. The address of Daniel Funk is 8997 Terwilligersridge, Cincinnati, Ohio 45249. The address of Curtis A. Loveland is c/o Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of Charles Kohnen is 5424 Spice Bush Court, Dayton, Ohio 45429.

(2) For purposes of this table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of April 19, 2022. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3) “Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on April 19, 2022, plus the number of shares such person has the right to acquire within 60 days of April 19, 2022.

Executive Compensation

The primary objective of our executive compensation program is to attract and retain executives with the talent and skill to create long term value for our shareholders. The compensation program for our executives was developed by our compensation committee with those goals in mind. In furtherance of those goals our compensation program for executives is comprised of base salary, cash bonuses and equity-based awards, and other benefits.

We pay base salaries to attract and retain key executives with the necessary experience and skill to contribute to our future growth and success. The base salary for each executive reflects that person’s responsibility level, tenure with the Company, individual performance, and business experience.

We also pay cash bonuses based on the overall financial performance of the Company, the ability of the Company to achieve non-financial goals, and the ability of each executive to achieve the individual goals established.

We also believe that meaningful equity ownership is important to align the interests of our executives with those of our shareholders and to provide incentives for our executives to create long-term value for our shareholders. These values are aligned because as the value of our stock increases, the value of the equity awards granted to our executives increase accordingly. As a result, our executives are awarded stock awards and stock options based upon their levels of responsibility, tenure with the Company and the establishment of long-term goals.

Finally, we provide non-equity incentive compensation based on the achievement of stated goals as well as a 401(k) and Profit-Sharing Plan, and other benefit plans.

The Compensation Committee values shareholders' input on the design of our executive compensation program and appreciate feedback as an important part of our process. As such, we invite open communication with the investment community.

At our 2019 Annual Meeting of Shareholders, held on June 5, 2019, we received approximately 97% of the votes cast in support of our compensation structure.

The first vote on our executive compensation program was in 2013 and we believe it is structured appropriately to balance our pay-for-performance philosophy with a critical need to attract and retain the caliber of executives who will continue to deliver industry-leading operational excellence and best position the Company for future success. Based on the 97% approval in 2019 we believe that our investors share our views, however, we will re-evaluate following the vote in 2022.

The following summary compensation table sets forth information regarding compensation earned during the last two years by our Principal Executive Officer and our Principal Financial Officer.

SUMMARY COMPENSATION TABLE
Name and						Non-equity	All other
principal				Stock	Option	incentive plan	compensation
position	Year	Salary	Bonus	awards	awards	compensation	(a)	Total
PEO Jeremiah R. Young	2021	$211,539	$15,000	$3,998	$0	$117,153(c)	$6,346	$354,036
	2020	207,692	0	0	0	47,859(e)	6,231	261,782
PFO Gerald S. Blaskie	2021	175,260	15,000	3,314	0	60,868(b)	5,258	259,700
	2020	172,073	0	0	0	25,053(d)	5,162	202,288

a-	Company Safe Harbor contribution under the SCI Engineered Materials, Inc. 401(k) & Profit-Sharing Plan.
b-	$58,274 deferred under our incentive compensation plan; paid in 2022.
c-	$114,548 deferred under our incentive compensation plan; paid in 2022.
d-	$23,553 deferred under our incentive compensation plan; paid in 2021.
e-	$45,105 deferred under our incentive compensation plan; paid in 2021.

Salaries

The salaries of the Named Executive Officers are reviewed on an annual basis. Changes in salary are based on an evaluation of the Company’s and the individual’s performance as well as the level of pay compared to general industry peer group pay levels. The Compensation Committee of the Board of Directors reviews salaries periodically and recommends merit increases to the Board of Directors as the Committee deems appropriate.

Executive Annual Incentive Plan

Mr. Young received $1,285 for attaining and exceeding gross profit goals, $16,320 for stock related incentives, and $114,548 which was 5% of adjusted net income, as incentive compensation awards for services during 2021. Adjusted net income is defined as actual pretax net income as it appears on the Company’s audited financial statements plus certain expenses including those related to non-cash compensation.

Mr. Blaskie received $2,500 for the Company meeting specified on-time delivery goals, $16,094 for stock related incentives, and $57,274, which was 2.5% of adjusted net income, as defined above, as incentive compensation awards for services during 2021.

Employment Agreement for Principal Executive Officer

The Principal Executive Officer, Mr. Jeremiah R. Young, elected Chief Executive Officer June 5, 2019, has an employment contract that entitles him to 100% of his compensation for 90 days following his termination other than for fraud or serious misconduct. Mr. Young’s contract is at will and he serves at the discretion of the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2021 OPTION AWARDS

		Number of securities
	Number of securities	underlying unexercised
Name and Principal	underlying unexercised	options (#) – unexercisable
Position	options (#) - exercisable	(a)	Option exercise price	Option expiration date
PEO Jeremiah Young	-	4,120	$1.25	05-14-28
PFO Gerald S. Blaskie	-	4,982	1.25	05-14-28

a - Options granted May 15, 2018 vest in five equal annual installments on each anniversary of the date of the grant beginning May 15, 2019.

Stock Options

At our 2011 Annual Meeting, our shareholders approved our 2011 Stock Incentive Plan (the “2011 Plan”). At our 2006 Annual Meeting, our shareholders approved our 2006 Stock Incentive Plan (the “2006 Plan”). The purpose of each Plan was to further the growth and profitability of the Company by providing increased incentives and encourage share ownership on the part of key employees, officers, directors, consultants, and advisors who render services to the Company and any future parent or subsidiary of the Company. Each Plan permits the granting of stock options and restricted stock awards (collectively “Awards”) to eligible participants. The maximum number of shares of common stock which may be issued pursuant to the 2011 Plan is 250,000 shares. If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares will be available again for grants of Awards. The 2006 Plan expired in 2016 and no additional stock options may be granted. Each Plan is administered by the Company’s Stock Option and Compensation Committee (the “Committee”). All the members of the Committee qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 and as “outside directors” under Section 162(m) of the Internal Revenue Code (the “Code”). Pursuant to each Plan, the Committee has the sole discretion to determine the employees, directors and consultants who may be granted Awards, the terms and conditions of such Awards and to construe and interpret the Plans. The Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transaction such as a stock split or stock dividend. The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to any Section 16b-3 Persons, or (b) in any way which would jeopardize the Plan’s qualifications under Section 162(n) of the Code or Rule 16b-3. The Board of Directors may amend or terminate either Plan at any time and for any reason. To the extent required under Rule 16b-3, material amendments to the Plans must be approved by the shareholders.

Eligibility to participate in either Plan extends to management, key employees, directors, and consultants of the Company. The estimated number of eligible participants is approximately thirty persons. The actual number of individuals who may receive options of restrictive stock awards under the Plans cannot be determined because eligibility for participation is at the discretion of the Committee.

Director Compensation

The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors. Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION – 2021

	Fees earned or	Stock	Option	All other
Name	paid in cash	awards	awards	compensation	Total
John P. Gilliam	$25,000	$5,993	$0	$0	$30,993
Emily Lu	20,000	5,993	0	0	25,993
Laura F. Shunk	27,500	5,993	0	0	33,493
Edward W. Ungar	22,500	5,993	0	0	28,493
Charles Wickersham	23,500	5,993	0	0	29,493

1 – Mr. Gilliam - Chairperson of the Audit Committee.
2 – Ms. Shunk – Chairperson of the Board of Directors.
3 – Dr. Ungar - Chairperson of the Stock Option and Compensation Committee.
4 – Dr. Wickersham – Chairperson of the Technical Committee.
5 - Mr. Young – Principal Executive Officer and Director. Mr. Young does not appear on this table and receives no director compensation.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of December 31, 2021, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements approved by our shareholders. The information includes the number of shares covered by and the weighted average exercise price of outstanding options and other rights and the number of shares remaining available for future grants (excluding the shares to be issued upon exercise of outstanding options and other rights).

Number of securities
	Number of		remaining available for
	Securities to be	Weighted-average	issuance under equity
	issued upon exercise	exercise price of	compensation plans
	of outstanding	outstanding options and	(excluding securities
	options and rights	rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	41,304	$1.05	228,939

ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

The Company seeks your advisory vote on our executive compensation programs. This vote is required by Section 14A of the Securities Act of 1934. The Company asks that you support the compensation of our named executive officers as disclosed in the accompanying tables contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board of Directors, or the Company. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has incentive plans that we use to motivate, retain, and reward our executives. Those incentive plans include the Annual Incentive Performance Plan, Long-Term Incentive Performance Plan, Stock Option Plan, and Restricted Stock Plan.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives, as well as to support our culture and traditions that have been in place for over 30 years.

●	Our compensation programs are tied into our key business objectives.
●	We maintain a high level of corporate governance over our executive pay programs.
●	We closely monitor the compensation programs and pay levels of executives from companies of comparable size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.
●	Our Compensation Committee, our Board of Directors and Chief Executive Officer engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives.

The Company asks that you review in detail the disclosure contained in this Proxy Statement regarding compensation of the Company’s Named Executive Officers and indicate your support for the compensation of the Company’s Named Executive Officers that are described in this Proxy Statement by voting in favor of the following resolution:

●	“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission as disclosed in this Proxy Statement, is hereby Approved.” Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions by the Board of Directors. The Compensation Committee will take into account the outcome of the vote when considering future compensation for our Named Executive Officers.

The Board of Directors recommends a vote “FOR” the Company’s compensation of our named executive officers as disclosed in the accompanying compensation tables contained in this proxy statement.

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the "Audit Committee") of SCI Engineered Materials, Inc. selected GBQ Partners LLC (“GBQ”) to perform the 2021 audit for SCI Engineered Materials, Inc. and to serve as our registered independent public accounting firm for 2022. A representative of GBQ is expected to attend the Annual Meeting of Shareholders in order to respond to appropriate questions from shareholders, and will have the opportunity to make a statement.

FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED
DECEMBER 31, 2021 AND 2020

Audit Fees

The aggregate fees billed by GBQ for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q were $57,526 and $57,475 for 2021 and 2020, respectively.

Tax Fees

The aggregate fees billed for professional services rendered for tax compliance and consulting were $2,063 and $2,250 for 2021 and 2020, respectively.

Pre-Approval Policy

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed GBQ Partners LLC (“GBQ”), an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2022, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the 2022 Annual Meeting of Shareholders. GBQ has audited our financial statements since the fiscal year ended December 31, 2014. The Audit Committee believes that GBQ’s experience with us and knowledge of us is important, and would like to continue this relationship.

GBQ has advised us that the firm does not have any direct or indirect financial interest in us, nor has GBQ had any such interest since the inception of our Company in 1987, other than as a provider of auditing and accounting services. In making the selection of GBQ to continue as our independent registered public accounting firm for the year ending December 31, 2022, the Audit Committee reviewed past audit results and past non-audit services performed and any which are proposed to be performed during fiscal year 2022. In selecting GBQ, the Audit Committee carefully considered GBQ’s independence. GBQ confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

Neither our Code of Regulations nor other governing documents require shareholder ratification of the selection of GBQ as the Company’s independent auditors. However, we are submitting the selection of GBQ to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue to retain GBQ, but may still retain them. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2022 Annual Meeting will be required to ratify the selection of GBQ. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends that our shareholders vote “FOR” the ratification of the independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (“SEC”). Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of such reports, and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jeremiah R. Young was elected Chief Executive Officer and Director on June 5, 2019. Mr. John Gilliam, Director, is Mr. Young’s father-in-law. Laura F. Shunk is a shareholder at the law firm of Hudak, Shunk & Farine, Co LPA, which represents the company with respect to certain Intellectual Property Law matters.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Each year our Board of Directors submits its nominations for election of directors at the annual meeting of shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2023 must be received by us (addressed to the attention of the Secretary) on or before December 30, 2022. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2023 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after December 30, 2022. Any such proposal to be submitted at the meeting must be a proper subject for shareholder action under the laws of the State of Ohio.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

This Proxy Statement and an annual report is available to all shareholders of record as of the record date via the internet. Shareholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may each receive only a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials on the internet. To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via the internet, telephone, or email.

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and receive hard copies of the Annual Meeting materials may receive only one copy of the Meeting materials, unless we are notified that one or more of these shareholders wishes to receive individual copies. This does not change the opportunity for each shareholder of record to independently vote their shares.

If you are a registered shareholder receiving multiple copies of proxy materials, you also may request orally or in writing to receive a single copy by calling 1-614-486-0261, or writing to Mr. Gerald S. Blaskie, Vice President and Chief Financial Officer of SCI Engineered Materials, Inc. at 2839 Charter Street, Columbus, Ohio 43228.

If you are a beneficial owner, you can request information about householding from your broker, bank, or other holder of record.

ANNUAL REPORT

Our annual report on Form 10-K for the year ended December 31, 2021, containing financial statements for 2021 and the signed opinion of GBQ Partners LLC, registered independent public accounting firm, with respect to such financial statements, is available on the internet with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material, and we do not intend to ask, suggest, or solicit any action from the shareholders with respect to such report.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should come before the meeting, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59pm, EDT, on June 8, 2022.
Online Go to www.investorvote.com/SCIA or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SCIA

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders.

	For	Withhold		For	Withhold		For	Withhold
01 - John P. Gilliam	☐	☐	02 - Emily Lu	☐	☐	03 - Laura F. Shunk	☐	☐

04 - Edward W. Ungar	☐	☐	05 - Charles Wickersham	☐	☐	06 - Jeremiah R. Young	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve, by non-binding vote, executive compensation.	☐	☐	☐	3.	To ratify the selection of GBQ Partners LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2022.	☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should sign in their full corporate name by their president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X
03M77B

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SCI Engineered Materials, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By signing this proxy card as a shareholder of SCI Engineered Materials, Inc. (the “Company”), you hereby appoint Jeremiah R. Young, Gerald S. Blaskie, and Michael A. Smith, or any of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which you are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 2839 Charter Street, Columbus, Ohio, on June 9, 2022, at 9:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers you would have if personally present, for the purposes stated on the reverse side.

You give unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinions may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all powers of said attorneys and proxies hereunder.

You hereby acknowledge receipt with this Proxy of a copy of the Company’s Notice of Annual Meeting and Proxy Statement dated April 29, 2022. Any proxy heretofore given to vote said shares is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU.

IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C	Non-Voting Items
Change of Address — Please print new address below.